UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: February 27, 2007
Date of earliest event reported: February 22, 2007
MARTHA STEWART LIVING OMNIMEDIA, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-15395	52-2187059

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 WEST 42ND STREET NEW YORK, NY	10036

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 827-8000
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.05 Amendments to Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1: BONUS CONVERSION POLICY
EX-10.2: FORM OF RESTRICTED STOCK UNIT AWARD AGREEMENT
EX-14.1: CODE OF BUSINESS CONDUCT AND ETHICS

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On February 22, 2007, the Compensation Committee of the Board of Directors of Martha Stewart Living Omnimedia, Inc. (the “Company”) approved an optional bonus conversion policy (the “Bonus Conversion Policy” or the “Policy”). Pursuant to the Policy, the CEO, CFO and other designated senior executive officers (collectively, the “Executives”) may convert up to $100,000 of the cash bonus to which they are otherwise entitled under the Company’s Annual Incentive Plan (in connection with their performance during the most recently completed fiscal year) into Restricted Stock Units (“Stock Units”) in order to give these individuals an increased sense of ownership and personal involvement in the development and financial success of the Company.
To the extent that an Executive elects to receive Stock Units, such Executive will enter into a Restricted Stock Unit Agreement and will receive Stock Units representing the number of shares of the Company’s Class A common stock having a value equal to 115% of the amount of the cash bonus being converted. That number of shares will be determined based on the closing price of a share of Class A common stock as reported on the New York Stock Exchange on the last business day immediately preceding the later of (i) February, 22, 2007 (the date of adoption of the Policy) and (ii) the date on which the Committee determines the actual amount of cash bonus to be awarded to the Executive under the Company’s Annual Incentive Plan for their performance in the prior fiscal year (such later date, the “Bonus Determination Date”). Because the Policy was just adopted and the annual bonuses have been determined, the operative price for this year is $19.00, the closing price on February 21, 2007. Any Stock Units awarded pursuant to the Bonus Conversion Policy will be granted pursuant to the Company’s 1999 Stock Incentive Plan.
Under the Policy, the Executive must continue to be employed by the Company in order to receive the underlying shares representing the 15% of “surplus” value, meaning the value in excess of the cash bonus amount elected to be converted, and such shares will vest in near equal annual installments over a three year period. Assuming continued employment, the Executive will be entitled to delivery of the shares underlying the award in installments of 33% at the end of the first year, 33% at the end of the second year, and 34% at the end of the third year, which installments shall each include the vested portion of the “surplus” shares.
The Company’s Bonus Conversion Policy is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein, and the form of Restricted Stock Unit Award Agreement is attached as Exhibit 10.2 and is incorporated by reference herein.

Item 5.05 Amendments to Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
(a) On February 23, 2007, our Board of Directors approved an amendment to our Code of Business Conduct and Ethics (the “Code of Ethics”). The amendment clarifies that the Code of Ethics has applied and will continue to apply to all employees, officers and Directors. The revised Code of Ethics also sets forth revised controls and prohibitions on doing business with related parties, defines the scope of those controls and prohibitions, provides a mechanism for ensuring that employees are informed of these controls and prohibitions, and requires employees to report any relevant relationships. In addition, the amendment enhances the Company’s record-keeping and disclosure policies and controls. Finally, the amendment expands the scope of the Company’s anonymous whistleblower hotline which permits employees to report, anonymously or otherwise, ethical or other concerns they may have involving the Company.
The Code of Ethics amendment is effective as of February 23, 2007. A complete copy of our Code of Ethics, as revised, is attached as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Code of Ethics also is available on our website at www.marthastewart.com.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits
10.1.	Bonus Conversion Policy

10.2.	Form of Restricted Stock Unit Award Agreement

14.1.	Code of Business Conduct and Ethics

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTHA STEWART LIVING OMNIMEDIA, INC. (Registrant)
	By:	/s/ John R. Cuti
Date: February 27, 2007		John R. Cuti
General Counsel

EXHIBIT INDEX

Exhibits No.	Description

10.1.	Bonus Conversion Policy

10.2.	Form of Restricted Stock Unit Award Agreement

14.1.	Code of Business Conduct and Ethics